                                                                    EXHIBIT 99.1

             APTIMUS ANNOUNCES SECOND QUARTER 2006 FINANCIAL RESULTS

SAN FRANCISCO, August 8, 2006-- Aptimus, Inc. (NASDAQ: APTM) today reported its second quarter 2006 results, including:

     o    Q2 2006 Revenues of $3.2 Million
     o    Q2 2006 GAAP Loss of $613,000
     o    Company has signed long term strategic  publisher  agreement with AOL, its first top 5 publisher
     o    A second top 5 publisher now live with a test
     o    Rob Wrubel promoted to CEO and Tim Choate to become full-time Chairman

Aptimus, Inc., the Point-of-ActionTM online advertising network, today announced that Q2 2006 revenues totaled $3.2 million, a sequential  increase of 8% over Q1
2006. Net loss for the quarter was $613,000, or $0.09 per share.

The loss  during the quarter  includes a $126,000  non-cash  expense  related to stock based  compensation.  Without that  expense,  the net loss for the quarter would  have  been  $487,000,  or  $0.07  per  share.  A  reconciliation  of this supplemental  information is reflected  below.  The reported profit and loss per share amounts are determined without  consideration of income tax expense as the tax benefit of the  company's net operating  loss  carry-forward  has been fully reserved.

Cost of revenue, or the fees earned by the company's network publishers, for the quarter were $1.6 million, or 50% of revenues,  compared to $1.4 million, or 46%
of revenues for the first quarter of 2006.

As of June 30, 2006,  Aptimus had $9.9  million in cash,  cash  equivalents  and short-term  investments on its balance sheet. The company  continues to carry no debt.

As  part  of its  quarterly  achievements,  Aptimus  announced  three  important corporate events:

     o    The company signed a multi-year strategic publisher  relationship with
          AOL to provide transactional advertising placements throughout the AOL network. As part of the agreement,  AOL will have the right to acquire up to 5% of the  outstanding  shares of  Aptimus'  common  stock  once specific  revenue  targets  are  achieved.  While  there is no minimum commitment by AOL, the minimum  threshold for warrant vesting to begin is $15  million in revenue to Aptimus  over the first two years of the agreement.

     o    Aptimus  also signed and launched a second top 5 web  publisher.  This deal is in a test phase currently, with the opportunity to expand over time, and initial results are favorable.

     o    Finally,  Rob  Wrubel  has  been  promoted  to the  position  of Chief
          Executive Officer and continues as President.  Tim Choate, the founder of Aptimus,  has become full-time  Chairman of the company and will be actively engaged in the company's  strategic  publisher  relationships and other strategic initiatives.

"This was a very  significant  quarter  for the  company and I am excited by the progress we made on a number of key business fronts," said Tim Choate,  Chairman of  Aptimus.  "As we  predicted  in our first  quarter  call,  we turned back to revenue growth and now feel well  positioned for further growth during the third quarter and beyond. Most exciting is the launch of our strategic relationship  with AOL,  which has the  potential  to take the  company to a new threshold of leadership in the next wave of Internet marketing," added Choate.

"As part of our move to growth,  I'm also delighted to announce the promotion of
Rob Wrubel to President & CEO,"  continued  Choate.  "Rob's  leadership has been instrumental  to our progress to date and we expect his role expansion will help the business go even further,  while  enabling me to spend more time on business strategy and strategic business opportunities," concluded Choate.

Wrubel has served as President of Aptimus  since  October 2005, as the company's
Executive  Vice  President in the four month period before that,  and as a Board
Member since 2000. He has overseen the expansion of Aptimus'  sales and business development  teams,  as well as the  significant  business  shifts to  prepare a foundation for stable, long term growth based on delivering the best quality and quantity of leads for  advertisers.  Rob's  background  before Aptimus  includes roles as founding CEO of Ask Jeeves, COO of Knowledge Adventure, founding CEO of
Whole Body,  Inc. and as an  executive  at Cendant.  "I am excited to be able to expand my role in the  company's  next phase of growth and I look  forward to my continued  deep business  partnership  with Tim, who will remain  central to our business even as he spends more time focusing on strategy and strategic business relationships," said Wrubel.

Rob is a  seasoned  entrepreneur  and  business  builder  in  leading a range of companies in emerging growth industries including multimedia software,  Internet search technologies,  and alternative health care. In Wrubel's new role, he will continue  to build  Aptimus'  organization,  products  and market  position  for leadership in the performance-based  Internet advertising market. Choate will be continuing  in a  full-time  role as  Chairman,  focused on  strategic  business development,  broad  company  strategy,  new business  ventures  and  supporting
Wrubel's efforts to lead company operations as needed

The following is an update on the key objectives the company has outlined:

FOCUS ON TOP 100 PUBLISHERS - Aptimus made significant progress with the top 100 publishers during the second quarter,  including  converting its successful test campaign with AOL into a multi-year strategic relationship.  The Aptimus Network platform delivered strong revenues per impression for AOL in a key location with significant  volumes,  providing  additional  evidence  of the  unique  power of
Aptimus' model and  technologies.  In addition,  the company signed and launched another  test with a top 5 web  publisher  during the  quarter,  with  favorable initial  results.  The company also signed  multiple new  publishers  in growing
vertical  spaces  including  online  dating,   game   downloading,   and  social
networking.

EXPANDING  PLACEMENT  FORMATS  AND AD  PRODUCTS  FOR  ADVERTISERS  - Aptimus has
achieved encouraging results in active  non-registration type placements such as download and log-in pages using new ways to leverage the company's technology to optimize  lower  response type  locations.  As a result,  the  company's  "Other
Impression"  volumes  grew  faster  during the  quarter  than "Core  Impression"
volumes  grew.  Aptimus now expects  Other  Impression  volumes and  revenues to accelerate as these placement locations expand within its network.  Average RPMs for the company's Other Impression inventory are expected to decline at the same time as the  volume of  impressions  in this  area  increase  while the  company expands  its  formats  to still  less  active  locations  with  large  available impression volumes.

AD SALES  GROWTH - The company made  progress  during the quarter in building on its direct sales initiatives, including introducing a new channel categorization of its network,  hiring additional sales staff, and entering into new categories including technology, travel and health. Aptimus intends to leverage its new and expanding strategic  relationships with top publishers to accelerate this effort in the coming months.

LEAD QUALITY  INITIATIVES  - The  company's  focus on lead quality over the past year has begun to pay off. For example, one of the largest education advertisers has recently significantly increased the fee it pays Aptimus per lead as well as expanded  the lead  volume  available  for  Aptimus  Network  distribution.  The advertiser made these  decisions based on Aptimus'  improvements in lead quality as measured by interview and enrollment rates.  Other advertisers have similarly become more stable and are providing  regular positive  feedback on Aptimus lead quality.  The company expects these  favorable  results to convert into expanded commitments to Aptimus in the future.

NEW TECHNOLOGY INVESTMENT - The company continued to improve its technology this quarter, adding new creative formats for publishers and advertisers, expanding it's up-sell capabilities, and adding new targeting options such as time of day or day of week. The company also made changes this quarter to improve usability and ease of ordering for consumers, to enhance user experience and further increase lead quality for clients.

Key financial metrics during the quarter were as follows:

(Page impressions in thousands)                               Three Months Ended

                                                   6/30/2006       3/31/2006         6/30/2005
                                                 ------------    -------------    -------------
Network Revenues                                 $  3,186,000    $  2,947,000     $  3,922,000
Email and Other Revenues                                               12,000           561,000
                                                 ------------    -------------    -------------
   Total Revenues                                $  3,186,000    $  2,959,000     $  4,483,000

Core placement CPM                               $     219.61    $     216.16     $    263.58
Core placement page impressions                        10,717          10,411          12,066
                                                 ------------    -------------    -------------
   Revenue from Core placements                  $  2,353,000    $  2,250,000     $  3,180,000
% of revenue from Core placements                        73.9%           76.0%            70.9%

Other placement CPM                              $      19.34    $      17.65     $      18.79
Other placement page impressions                       43,066          39,508           39,472
                                                 ------------    -------------    -------------
   Revenue from Other placements                 $    833,000    $    697,000     $    742,000
% of revenue from Other placements                       26.1%           23.6%            16.5%
% of revenue from email and other programs                0.0%            0.4%            12.6%

Business Outlook
----------------

"This was a solid quarter for Aptimus.  We have made strong progress against the goals we set out for the company at the  beginning  of the year,"  said  Wrubel.
"Though we are not yet ready to provide  specific  quarterly  guidance given the challenge of forecasting  exact launch dates for major new  placements  with AOL and other  publishers,  we do expect to see further  growth this quarter that we feel should continue into future quarters," added Wrubel.

The company's  CFO, John Wade,  concurred with this  assessment.  "While we will continue to defer at this time any specific forecast for 2006 financial results, we do expect third  quarter  revenues to increase by more than 10%  sequentially over the second quarter," said Wade.

Conference Call
----------------

Tim Choate  will host a  conference  call today to review the  company's  second quarter 2006 results beginning at 5:00 p.m. Eastern Time. The conference call in number is (866) 851-7100 and the participant code is 762812.  In addition to the call, a web cast will be available live on the

Internet,  and a replay will also be accessible from the Investor section of the company's website at www.aptimus.com until September 30, 2006.

About Aptimus, Inc.
-------------------

Aptimus is the Point-of-ActionTM online advertising network that reaches engaged users by placing  offers in the  transactional  areas of Web sites  they  trust.
Supported by  category-leading  Web sites,  the network consists of ten targeted channels that reach over 10 million highly  valuable  consumers each month.  The company's  proprietary  optimization  technology presents advertisers' offers on the Web sites  where they  reach the right  consumers,  automatically  targeting based on prior consumer response in each location and each individual consumer's demographics. Aptimus' current advertisers include many of the top 500 marketers such as Procter & Gamble,  Nokia, Dell, Vonage, SC Johnson and Carnival Cruises.
Aptimus has offices in San Francisco and Seattle,  and is publicly traded on the
NASDAQ NM under the symbol APTM. More information on Aptimus is available at the company's Web site at http://www.aptimus.com.

Non-GAAP Financial Measures
---------------------------

This press release makes reference to non-GAAP  operating expenses and earnings, which exclude stock-based compensation expenses required under GAAP. The company uses these non-GAAP measures  internally to assess its performance.  The company believes  these  non-GAAP  measures  provide  a  meaningful  perspective  on its operations,  but cautions  investors to consider  these measures in addition to, not as a substitute  for,  its  consolidated  financial  results as presented in accordance  with  GAAP.  A complete  reconciliation  between  GAAP and  non-GAAP financial measures is included in the company's  quarterly earnings releases and is also available in the investor relations section of the company's website.

This press release  contains  statements  that may  constitute  "forward-looking statements"  within the meaning of the Securities Act of 1933 and the Securities
Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Such statements  include,  without  limitation,  comments regarding the company's  future  success,  the nature and likelihood of the company's  revenue growth,  the company's  revenue and profit  forecasts,  the  sufficiency  of the company's  capital base, the ability of the company to keep its current  clients and  distribution  publishers  and add new ones,  the  ability of the company to achieve and maintain  profitability,  the  viability of its network  approach to direct  marketing,  the quality of recent  product  enhancements,  the improving quality of the leads  delivered by the company to its  advertiser  clients,  the ability of the  company to achieve  specific or any  revenue  thresholds  in its relationship  with AOL, the ability of the company to maintain its  relationship with AOL, the success of the  company's  relationship  with AOL in general,  the continued  success of the company's test  placements  with other top publishers, the ability of the company to convert and/or expand such test placements to long term agreements,  the ability and/or  likelihood of the company achieving market leadership,  the  positive  impact  of recent  managerial  changes,  the  market acceptance of the company's products and services,  the success of the company's future  strategic  initiatives,  the  ability of the  company to hire and retain qualified  personnel,  and  the  company's  long  term  prospects,  in  general.
Prospective investors are cautioned that any such forward-looking statements are
not  guarantees  of  future  performance  and  involve   substantial  risks  and
uncertainties,  and actual results may differ materially from those contemplated by  such  forward-looking  statements.  Important  factors  currently  known  to management  that could cause actual

results to differ materially from those contemplated by such forward-looking statements, please see the "Risk Factors" described in the company's Annual Report on Form 10-K, dated March 16, 2006, and in other reports and periodic filings on file with the SEC, all of which Risk Factors are incorporated herein as though fully set forth. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

APTIMUS, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2006	December 31, 2005
ASSETS		
Cash and cash equivalents	$ 1,176	$ 4,349
Accounts receivable, net	2,398	2,498
Prepaid expenses and other assets	141	140
Marketable Securities	8,725	6,091
Total current assets	12,440	13,078
Fixed assets, net	935	690
Intangible assets, net	8	20
Deposits	39	39
Total Assets	$ 13,422	$ 13,827
LIABILITIES AND SHAREHOLDERS' EQUITY		
Accounts payable	$ 855	$ 1,016
Accrued and other liabilities	1,052	325
Total current liabilities	1,907	1,341
Shareholders' equity		
Common stock	69,245	69,223
Additional paid-in capital	3,210	2,850
Accumulated deficit	(60,940)	(59,587)
Total shareholders' equity	11,515	12,486
Total liabilities and shareholders' equity	$ 13,422	$ 13,827

APTIMUS, INC.
Condensed Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,	
	2006	2005	2006	2005
Net revenues	$ 3,186	$ 4,483	$ 6,145	$ 8,335
Operating expenses				
Cost of revenues	1,607	2,036	2,970	3,502
Sales and marketing	1,310	735	2,621	1,460
Connectivity and network costs	229	209	439	420
Research and development	219	158	409	325
General and administrative	441	458	1,071	1,016
Depreciation and amortization	102	85	201	150
Loss on disposal of long-term assets	-	-	1	-
Total operating expenses	3,908	3,681	7,712	6,873
Operating income(loss)	(722)	802	(1,567)	1,462
Interest income	109	58	214	79
Gain on warrant liability	-	89	-	89
Income (loss) before income taxes	(613)	949	(1,353)	1,630
Income taxes	-	-	-	-
Net income (loss)	$ (613)	$ 949	$ (1,353)	$ 1,630
Basic net income (loss) per share	$ (0.09)	$ 0.15	$ (0.21)	$ 0.26
Weighted average shares used in computing basic net income (loss) per share	6,536	6,420	6,533	6,213
Diluted net income (loss) per share	$ (0.09)	$ 0.12	$ (0.21)	$ 0.22
Weighted average shares used in computing diluted net income (loss) per share	6,536	7,704	6,533	7,538

Supplemental Information:				
Net income (loss)	$ (613)	$ 949	$ (1,353)	$ 1,630
Add back non-cash stock-based compensation:				
Sales and marketing	111	-	323	-
Connectivity and network costs	6	-	12	-
Research and development	2	-	12	-
General and administrative	7	-	14	-
Total equity-based compensation	126	-	361	-
Supplemental net income (loss) excluding non-cash stock-based compensation	$ (487)	$ 949	$ (992)	$ 1,630
Supplemental basic net income (loss) per share	$ (0.07)	$ 0.15	$ (0.15)	$ 0.26
Supplemental diluted net income (loss) per share	$ (0.07)	$ 0.12	$ (0.15)	$ 0.22

Investor Relations:

John Wade, Chief Financial Officer of Aptimus, Inc., 415-896-2123, ext. 245, or investorrelations@aptimus.com

Press Inquiries:

Holly Nuss, Public Relations, Aptimus, Inc., 415-845-1095 or Hollyn@aptimus.com